Filed pursuant to Rule 424(b)(5)
Registration No.: 333-270197

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT SUBJECT TO COMPLETION, DATED JANUARY 29, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 10, 2023)

Shares of Common Stock

We are offering    shares of our common stock, no par value per share (the “Common Stock”). The purchase price of each share of Common Stock is $   per share.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “OESX.” The last reported sale price of our Common Stock on the NASDAQ Capital Market on January 28, 2026 was $17.27 per share.

As of the date of this prospectus supplement, the aggregate market value of our Common Stock held by non-affiliates, or the public float, pursuant to General Instruction I.B.6 of Form S-3 was approximately $62.4 million, which was calculated based on 3,378,948 shares of our Common Stock outstanding held by non-affiliates as of the date of this prospectus supplement and at a price of $18.46 per share, the last reported sale price for our Common Stock on December 10, 2025. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering). Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our Common Stock having an aggregate offering price of up to approximately $20.8 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our Common Stock involves significant risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)

Consists of a cash fee of 7.0% of the aggregate gross proceeds in this offering. We have also agreed to reimburse Craig-Hallum Capital Group LLC (the “Underwriter”) for certain expenses incurred in connection with this offering. See “Underwriting” beginning on page S-33 of this prospectus supplement for additional information with respect to the compensation we will pay the Underwriter.

Delivery of the shares offered hereby is expected to be made on or about    , 2026, subject to satisfaction of certain customary closing conditions.

Sole Managing Underwriter

Craig-Hallum

The date of this prospectus supplement is , 2026.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, or in any document incorporated by reference herein that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you carefully before you invest. These documents contain important information you should consider when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the heading “Where You Can Find More Information” on page S-5 of this prospectus supplement and on page 24 of the accompanying prospectus.

Neither we nor the Underwriter has authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the Underwriter takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you.

Neither we, nor the Underwriter, nor anyone acting on our behalf is making an offer to sell these shares of Common Stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Orion,” “company” “we,” “us,” “our” and “ours” are to Orion Energy Systems, Inc. and our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are generally identified by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, although not all forward-looking statements contain such identifying words. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, these plans, intentions or expectations are based on assumptions, are subject to risks and uncertainties, and may not be achieved. These statements are based on assumptions made by us based on our experience and perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the current circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond our control. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus supplement. Important factors could cause actual results to differ materially from our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	Our existing liquidity and capital resources may not be sufficient to allow us to fund or sustain our working capital requirements or pay our contractual or debt obligations;

•

We may need to raise additional equity capital or subordinated or convertible debt to provide us with additional liquidity and capital resources to help fund our operations and pay our senior debt obligations. At our current stock price, any such equity capital raise would likely be materially dilutive to our shareholders;

•

Over the past several years, we have incurred substantial net losses and negative cash flow. If these trends continue, our liquidity and financial condition will be further materially adversely affected;

•

We are experiencing ongoing increasing pressures to reduce the selling price of our lighting products and incur the related negative impact on our gross margins, driven largely by the ongoing increase in competition from foreign competitors;

•

Our ability to achieve our budgeted fiscal 2026 revenue expectations, and related public fiscal 2026 revenue guidance, will have a significant impact on our cash flow and stock price and ability to fund our operations and satisfy our debt obligations;

•

We are currently in arbitration over the final remaining earn out amount that we owe for acquiring Voltrek, LLC (“Voltrek”), and there can be no assurance that the arbitrator will not determine that we owe significantly more than we have currently reflected on our financial statements. Additionally, our payment of our remaining Voltrek acquisition earnout obligations may involve either payments in cash or our issuance of our Common Stock, which could materially affect our liquidity and/or result in significant dilution to our shareholders;

•

We are currently in mediation with respect to allegations that we did not adequately mark certain patented products that we contract manufactured on behalf of a customer, and there can be no assurance that the mediator will not determine that we have significant liability for such circumstance;

•	Government tariffs and other actions have adversely affected, and may continue to adversely affect, our business, resulting in increased costs and reduced gross margins;

•

The reduction or elimination of incentives from the United States government for investments in EV charging infrastructure may reduce demand for public EV charging products, in addition to reducing overall demand for EVs;

•

We do not have major sources of recurring revenue, and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The reduction of revenue from our most significant customer over the past several fiscal years has had, and the potential future loss of other significant customers or a major customer would likely have, a materially adverse effect on our results of operations, financial condition and cash flows;

•

The reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies, including due to federal funding restrictions in the United States, could cause the demand for our lighting products to slow;

•

We are currently implementing a new ERP system, which will involve substantial cost and potential disruption to our normal operations. Our inability to successfully manage the implementation of our new ERP system could adversely affect our ability to operate our business and otherwise negatively affect our financial reporting and the effectiveness of our internal control over financial reporting;

•

A substantial portion of our revenues are derived from major project-based retrofit work that is awarded through a competitive bid process. It is generally difficult to predict the timing of projects that will be awarded, which can impact our ability to achieve our expected financial results;

•	Our continued emphasis on indirect distribution channels to sell our products and services to supplement our direct distribution channels has had limited success to date;

•	Goodwill and other intangibles acquired through acquisitions could be impacted by our continued net losses and low levels of liquidity, thus resulting in a potential valuation impairment;

•	Our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, particularly resulting from tariffs and other trade restrictions;

•	We increasingly rely on third-party manufacturers for the manufacture and development of our products and product components;

•	We are subject to the risk of a cybersecurity breach;

•	Macroeconomic pressures in the markets in which we operate may adversely affect our financial results;

•	Adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business; and

•	The success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors.

Any forward-looking statements are subject to risks and uncertainties, known and unknown, that could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements, including, without limitation, the risks and uncertainties described in or incorporated by reference into this prospectus supplement, including under the caption “Risk Factors,” and the accompanying prospectus. Any forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements, whether oral or written, for any reason, whether as a result of new information, future events or otherwise. In addition to the factors outlined above, new risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public on the “Investors” tab of our website at www.orionlighting.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements and documents for information that may be important to you. The registration statement, exhibits and schedules are available on the SEC’s website.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the completion or termination of the offering:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on June 26, 2025;

•	our Quarterly Reports on Form 10-Q filed with the SEC on August 6, 2025 and November 5, 2025;

•

our Current Reports on Form 8-K filed with the SEC on April  14, 2025, May  5, 2025, June  3, 2025, August  8, 2025, August  19, 2025, September  8, 2025, October  3, 2025, November  14, 2025, and January 20, 2026;

•	our definitive proxy statement for our 2025 annual shareholders meeting filed with the SEC on July 7, 2025; and

•

the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on June 15, 2015, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Investor Relations

Orion Energy Systems

2210 Woodland Drive

Manitowoc, WI 54220

(920) 892-9340

Neither we nor the Underwriter have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights basic information about Orion and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please carefully read the “Risk Factors” section beginning on page S-12 of this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

We provide state-of-the-art light emitting diode (“LED”) lighting systems, wireless Internet of Things (“IoT”) enabled control solutions, project engineering, energy project management design and maintenance services and electric vehicle (“EV”) charging infrastructure solutions. We help our customers achieve their sustainability, energy savings and carbon footprint reduction goals through innovative technology and exceptional service. We research, design, develop, manufacture, market, sell, install, and implement energy management systems consisting primarily of high-performance, energy-efficient commercial and industrial interior and exterior LED lighting systems and related services. Our products are targeted for applications in the following segments: commercial office and retail, area lighting, industrial applications and government, although we do sell and install products into other markets. Our services consist of turnkey installation and system maintenance. Virtually all of our sales occur within North America.

Our principal lighting customers include large national account end-users, electrical distributors, electrical contractors and energy service companies (“ESCOs”). Currently, a significant amount of our interior lighting products are manufactured at our leased production facility located in Manitowoc, Wisconsin, although as the LED and related IoT market continues to evolve, we are increasingly sourcing products and components from third parties in order to provide versatility in our product development and offerings.

We differentiate ourselves from our competitors by offering very efficient light fixtures (measured in lumens per watt) coupled with our project management services to national account customers to retrofit their multiple locations. Our comprehensive services include initial site surveys and audits, utility incentive and government subsidy management, engineering design, and project management from delivery through to installation and controls integration. In addition, we began to offer lighting and electrical maintenance services in fiscal 2021. We believe that providing these services enables us to support a long-term business relationship with our customers and results in an increase in our recurring revenue. We completed the acquisition of Stay-Lite on January 1, 2022, which further expanded our maintenance services capabilities. On October 5, 2022, we acquired Voltrek, which leveraged our project management and maintenance expertise in the EV sector.

We believe the market for LED lighting products and related controls continues to grow. Due to their size and flexibility in application, we also believe that LED lighting systems can address opportunities for retrofit applications that cannot be satisfied by other lighting technologies. Our LED technologies have become the primary component of our revenue as we continue to strive to be a leader in the LED market.

We see opportunity to cross-sell our three platforms of lighting, maintenance services and EV charging installation systems to our commercial and industrial customer base. We are pursuing opportunities to cross-sell to direct customers, as well as through select partners. We also see opportunity for further integration of our service capabilities to expand our geographic reach and we intend to pursue growth organically.

Other than our multi-year maintenance service contracts, we generally do not have long-term contracts with our customers for product or turnkey services that provide us with recurring annual revenue. We typically generate substantially all of our revenue from sales of lighting and control systems and related services to governmental, commercial and industrial customers on a project-by-project basis. We also perform work under global services or product purchasing agreements with major customers with sales completed on a purchase order basis. The loss of, or substantial reduction in sales to, any of our significant customers, or our current single largest customer, or the termination or delay of a significant volume of purchase orders by one or more key customers, could have a material adverse effect on our results of operations in any given future period.

We typically sell our lighting systems in replacement of our customers’ lighting fixtures. We call this replacement process a “retrofit.” We frequently engage our customer’s existing electrical contractor to provide installation and project management services. We also sell our lighting systems on a wholesale basis, principally to electrical distributors and ESCOs to sell to their own customer bases.

The gross margins of our products can vary significantly depending upon the types of products we sell, with margins typically ranging from 10% to 50%. As a result, a change in the total mix of our sales among higher or lower margin products can cause our profitability to fluctuate from period to period.

Recent Developments

Certain Preliminary Fiscal 2026 Third Quarter Unaudited Financial Results

We expect preliminary unaudited revenue for the three months ended December 31, 2025 will be approximately $21.1 million. For the third fiscal quarter of fiscal 2026, we also expect to report positive net income, earnings per share, and adjusted EBITDA, marking the fifth consecutive quarter that we will have achieved positive adjusted EBITDA.

Additionally, we expect, as of December 31, 2025, cash and cash equivalents will be approximately $4.7 million, the amount drawn against our revolving credit facility maturing on June 30, 2027 will be approximately $5.8 million, and the balance of our subordinated debt will be approximately $1.4 million.

The unaudited revenue for the three months ended December 31, 2025 and cash and cash equivalents as of December 31, 2025 reflect our preliminary estimates with respect to such results based on currently available information and is inherently uncertain and subject to change, and we undertake no obligation to update or revise the estimates set forth in this prospectus supplement as a result of new information, future events or otherwise, except as otherwise required by law.

Our unaudited financial statements for the fiscal quarter ended December 31, 2025 are not yet available. Actual results remain subject to the completion of our fiscal quarter-end closing process, which includes a final review by our management and audit committee, and will not be finalized until after the completion of this offering. During the course of the preparation of the financial statements and related notes and our final review, additional items that require material adjustments to the preliminary unaudited revenue, net income, earnings per share and adjusted EBITDA presented above may be identified. Therefore, you should not place undue reliance upon these preliminary financial results. See the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimates of our financial results described above and the actual financial results we will report for the fiscal quarter ended December 31, 2025.

The preliminary estimates for the three months ended December 31, 2025 described above have been prepared by, and are the responsibility of, management. BDO USA, P.C., our independent registered public accounting firm, has not audited, reviewed or performed any procedures with respect to such preliminary information. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto.

Non-GAAP Measures

We are providing adjusted EBITDA guidance only on a non-GAAP basis and do not provide a reconciliation of our forward-looking adjusted EBITDA non-GAAP guidance to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on historical experience, could be significant.

We use adjusted EBITDA, a non-GAAP measure, to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Adjusted EBITDA (which we define as earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation, acquisition related costs, deferred financing costs, restructuring and severance costs, asset impairment and, earnout expenses) is not prepared in accordance with U.S. GAAP. We have provided guidance for this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period, and allow better comparisons of operating performance to our competitors. Among other things, management uses this non-GAAP measure to evaluate the performance of our business and believes this measurement enables us to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the financial measures prepared in accordance with GAAP, and investors should consider this non-GAAP measurement in addition to, and not in substitution for or as superior to, the measurement of financial performance prepared in accordance with generally accepted accounting principles.

Significant New Exterior Lighting Project

We have been awarded a new large-scale LED exterior lighting project with a leading international retail chain, anticipated to generate approximately $14 million to $15 million of revenue. The large-scale project is expected to begin in our fourth quarter of fiscal 2026, with the majority of the project expected to be completed by the end of July 2026. This new order follows our October 21, 2025 announcement of a three-year renewal of a major LED lighting maintenance contract for this customer, with the renewal having an estimated total revenue potential of between $42 million to $45 million. We will continue to maintain LED lighting systems for more than 2,000 stores operated by this retailer. There is an additional potential for significant expansion of this customer relationship in our fiscal 2027.

Ongoing Cost Cutting Initiatives

Over the past two fiscal years, we have been successful in reducing our annual operating expenses by approximately $6.5 million. This cost-cutting and overhead reduction initiative has resulted in improved gross margins and profitability.

Corporate Information

Our principal executive offices are located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220. Our telephone number is (920) 892-9340. We maintain a website at www.orionlighting.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our website address is included as an inactive textual reference only.

THE OFFERING

Issuer	Orion Energy Systems, Inc.

Common Stock offered by us	shares of Common Stock, no par value per share.

Common Stock outstanding after this offering(1)	shares(1).

Price per Share	$ .

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting underwriting discounts and commissions and our estimated offering expenses.

We currently intend to use the net proceeds from this offering for reducing amounts outstanding under our existing revolving credit agreement, with the remainder to be used for working capital and general corporate purposes.

See “Use of Proceeds” on page S-29 for additional information.

Risk Factors	An investment in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

NASDAQ Capital Market symbol	OESX

(1)

The number of shares of Common Stock to be outstanding after the offering is based on 4,314,551 shares issued and outstanding at September 30, 2025, and does not include the following, in each case, as of such date:

•	80,160 shares of our Common Stock reserved for potential issuance in connection with the vesting of performance shares;

•	26,082 shares of our Common Stock reserved for future issuance upon exercise of outstanding time-based options to purchase Common Stock, with a weighted average exercise price of $6.04 per share;

•

50,000 shares of our Common Stock reserved for future issuance upon exercise of outstanding performance-based options to purchase Common Stock, with a weighted average exercise price of $6.00 per share; and

•	22,972 shares of Common Stock reserved for issuance under the Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (the “Omnibus Plan”).

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the sections entitled “Risk Factor Summary” and “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended March 31, 2025 and any subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Relating to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We intend to use the net proceeds from this offering for reducing amounts outstanding under our existing credit agreement, with the remainder to be used for working capital and general corporate purposes, but our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and commercialization of our products and cause the price of our Common Stock to decline.

Investors in this offering may suffer immediate and substantial dilution.

Because the price per share of Common Stock in this offering may be substantially higher than the net tangible book value per share of our Common Stock as of September 30, 2025, investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our Common Stock. See the section entitled “Dilution” below for a detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings, the exercise of our outstanding options or the vesting of our outstanding performance shares.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing shareholders. The exercise of our outstanding options or the vesting of our outstanding performance shares may adversely affect our stock price due to sales of a large number of shares of our Common Stock or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of our outstanding options, vesting of our outstanding performance shares or any future issuance of additional shares of our Common Stock or other equity securities, including but not limited to options, performance shares, warrants, restricted stock units or other derivative securities convertible into our Common Stock, may result in significant dilution to our shareholders and may decrease our stock price.

Risks Related to Our Business

Financial Risks

Our existing liquidity and capital resources may not be sufficient to allow us to fund or sustain our working capital requirements or pay our contractual or debt obligations.

Our existing liquidity and capital resources may not be sufficient to allow us to effectively fund or sustain our working capital requirements or pay our contractual or debt obligations, including our senior debt to Bank of America or our remaining earnout obligations owed in connection with our acquisition of Voltrek. If we require additional capital resources, we may not be able to obtain sufficient equity capital and/or debt financing on acceptable terms or conditions, or at all. Factors affecting the availability to us of additional equity capital or debt financing on acceptable terms and conditions, or in sufficient amounts, include:

•	Our history of operating losses over the past several years;

•	Our frequent inability to achieve our financial results guidance or budget expectations;

•	Our senior debt and subordinated earnout debt obligations and security interests in substantially all of our assets;

•	The use of funds to help satisfy our remaining Voltrek earnout obligations;

•	Our current and future financial condition;

•	Our limited collateral availability;

•	Our current customer concentration;

•	The market’s, investors’ and lenders’ view of our company, industry and products;

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Our ability to achieve budgeted expectations or revenue guidance and the perception in the equity and debt markets of our ability to execute and sustain our business plan or achieve our operating results expectations;

•	The price, volatility and trading volume and history of our Common Stock; and

•	The impact of tariffs and other macroeconomic and geopolitical factors on our profitability.

Our inability to obtain the equity capital or debt financing necessary to fund our operations could force us to scale back or restructure our operations or our senior or anticipated subordinated debt obligations. If we are unable to obtain any necessary additional equity capital or debt financing, our results of operations, financial condition and cash flows could be materially adversely affected.

We may need to raise additional equity capital or subordinated or convertible debt to provide us with additional liquidity and capital resources to help fund our operations and pay our senior debt to Bank of America and our remaining Voltrek acquisition earnout obligations. At our current stock price, such an equity or convertible debt raise would likely be materially dilutive to our shareholders.

We may need to raise additional equity capital or subordinated or convertible debt in order to fund our operations, pay our senior debt to Bank of America and pay our remaining Voltrek earnout obligations, and may pursue equity or debt financings, which may be materially dilutive to our existing shareholders. At our current stock price, the issuance of additional Common Stock or convertible debt would significantly dilute the value our Common Stock held by existing shareholders. Similarly, any new securities we may issue may carry preferences, superior voting rights, or additional terms that could adversely affect shareholders of our Common Stock. Future capital raising efforts may incur substantial costs, such as investment banking, legal and accounting fees, and could lead to non-cash expenses that further negatively impact our financial condition.

Our ability to achieve our budgeted fiscal 2026 revenue expectations, and related public fiscal 2026 revenue guidance, will have a significant impact on our cash flow and stock price and ability to fund our operations and satisfy our debt obligations.

We have historically had difficulties in achieving our budgeted revenue expectations, and related public annual revenue guidance. Our ability to achieve our budgeted fiscal 2026 revenue expectations, and related public fiscal 2026 revenue guidance, will have a significant impact on our cash flow, financial condition and stock price and ability to fund our operations and satisfy our debt obligations.

We are currently in arbitration over the final remaining earn out amount we owe for acquiring Voltrek. There can be no assurance that the arbitrator will not determine that we owe significantly more than we have currently accrued as a liability on our financial statements, which could materially adversely affect our liquidity.

On October 5, 2022, we acquired Voltrek, a leading electric vehicle charging company that provides turnkey installation solutions with ongoing support to all commercial verticals. In connection with such acquisition, we may owe additional material earnout payments based on Voltrek’s financial performance in fiscal 2025 as described below. We have currently accrued an estimated liability of approximately $1.4 million for such remaining earnout amount.

On June 23, 2025, we entered into a term sheet with respect to our remaining earnout obligations owed to Voltrek’s prior owner. Pursuant to the term sheet, on August 1, 2025, we paid the prior owner $500,000, and on September 2, 2025 we paid an additional $375,000, in full and final payment of our fiscal 2024 Voltrek acquisition earnout obligations. Additionally, pursuant to the term sheet, on July 16, 2025, we issued $1.0 million in our Common Stock to Voltrek’s prior owner in partial payment of our fiscal 2025 and aggregate fiscal 2023 through fiscal 2025 earnout obligations.

On September 30, 2025, we entered into a subordinated loan agreement, pursuant to which Voltrek’s prior owner agreed to defer our payment of the remaining earnout amount to be determined by binding arbitration. We agreed to pay monthly principal payments to Voltrek’s prior owner of $25,000 beginning on January 15, 2026, which will increase to $50,000 on July 15, 2026 through the maturity date of July 15, 2027. We also agreed to pay interest monthly to the prior owner at the annual rate of 7% beginning on July 15, 2025, subject to adjustment following the final determination in binding arbitration of the remaining earnout amount, as set forth in more detail in the subordinated loan agreement. We have the right to pay up to 20% of the remaining principal on the senior subordinated loan on the maturity date in shares of our Common Stock.

In connection with our entry into the subordinated loan agreement with Voltrek’s prior owner, Bank of America agreed that the remaining earnout amount evidenced by the subordinated loan agreement could not exceed (a) $3.0 million following the final determination in binding arbitration of the remaining earnout amount or (b) such higher amount as consented to in writing by Bank of America promptly following its receipt of notice of the binding arbitration decision.

The final remaining earnout amount determined to be owed by us pursuant to the pending binding arbitration could be in excess of our current accrued liability for such remaining earnout amount, and could materially adversely affect our future liquidity. Additionally, our payments of some of our Voltrek earnout obligations in shares of our Common Stock may result in our existing shareholders experiencing significant dilution to the value of their investment in our Common Stock.

We are currently in mediation with respect to allegations that we did not adequately mark certain patented products that we contract manufactured on behalf of a customer. There can be no assurance that the mediator will not determine that we are liable for significant damages for such allegations.

One of our customers has alleged that, among other matters, we did not adequately mark certain patented products that we contract manufactured for them. While we believe we have substantial defenses against such allegations, there can be no assurance that the mediator will not determine that we are liable for significant damages resulting from such allegations.

Any economic and political uncertainty caused by tariffs posed by the United States on other countries, and any corresponding tariffs from such other countries in response, may negatively impact demand and/or increase the cost for our products and components used in our products and reduce our gross margins.

The current United States administration is pursuing a wide range of monetary, regulatory and trade policies, including the imposition of significant tariffs on certain imports into the United States. Foreign governments, including the Chinese government, have announced their intent to implement or increase tariffs on imports from the United States in response. Certain sourced finished products and certain of the components used in our products are impacted by tariffs imposed on imports as currently in effect. If we are unable to successfully mitigate the impacts of these tariffs and other trade policies, our results of operations, financial condition and cash flows may be materially adversely affected. It remains unclear what the current United States administration or foreign governments will or will not do in the future with respect to tariffs or trade agreements and policies. A trade war, other governmental action related to tariffs or trade agreements, changes in United States social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories and countries where we currently purchase, manufacture and sell products and components, and any resulting negative sentiments towards the United States as a result of such changes, could have a material adverse effect on our results of operations, financial condition and cash flows.

Over the past several years we have incurred substantial net losses and negative cash flow. If these trends continue, our liquidity and financial condition will be further materially adversely affected.

We experienced a net loss and negative cash flows in each of the last three fiscal years. There is no guarantee that we will be able to regain or sustain profitability and positive cash flows in the future. Our inability to successfully regain or sustain our profitability and positive cash flows will materially and adversely affect our ability continue our current level of operations and satisfy our debt obligations.

We have a significant amount of goodwill and intangible assets on our balance sheet and our results of operations may be adversely affected if we are required to recognize an impairment charge against our goodwill and intangible assets.

We had goodwill of almost $1.5 million and net intangible assets of almost $2.9 million as of September 30, 2025. In accordance with GAAP, goodwill and intangible assets with an indefinite life are not amortized but are subject to a periodic impairment evaluation. Goodwill and acquired intangible assets with an indefinite life are tested for impairment at least annually or when events and circumstances indicate that fair value of a reporting unit may be below their carrying value. Some factors that could lead to a goodwill impairment assessment would be:

•	our overall financial performance, including continued net losses and low levels of liquidity;

•	a material decline in the price of our Common Stock;

•	macroeconomic factors;

•	changes in our strategy or exiting a portion of the business;

•	significant adverse changes in demand for our products and services; and

•	related competitive considerations.

We may be required to incur material charges relating to the impairment of those assets. Such impairment charges could materially and adversely affect our business, results of operations and financial condition. In accordance with GAAP, we will continue to test goodwill for impairment at least annually or when events and circumstances trigger the requirement for an interim evaluation.

We are subject to financial and operating covenants in our senior credit agreement and our subordinated loan agreement with Voltrek’s prior owner, and any failure to comply with such covenants, or obtain waivers in the event of non-compliance, could limit our borrowing availability or result in a default under our senior credit agreement, materially adversely impacting our liquidity.

Our senior credit agreement and our subordinated loan agreement evidencing our Voltrek acquisition earnout obligations, contain provisions that limit our future borrowing availability and set forth other customary covenants, including certain restrictions on our ability to incur additional indebtedness, consolidate or merge, enter into acquisitions, make investments, pay any dividend or distribution on our stock, redeem, repurchase or retire shares of our stock, or pledge or dispose of assets.

There can be no assurance that we will be able to comply with the financial and other covenants in our senior and subordinated debt agreements. Our failure to comply with these covenants could cause us to be unable to borrow under the senior credit agreement and may constitute an event of default under our senior and subordinated debt agreements, which, if not cured or waived, could result in the acceleration of the maturity of any indebtedness then outstanding under our senior and subordinated debt agreements and, which would require us to pay all amounts then outstanding. Such an event would materially adversely affect our financial condition and liquidity. Additionally, such events of non-compliance could impact the terms of any additional borrowings and/or any credit renewal terms. Any failure to comply with such covenants may be a disclosable event and may be perceived negatively. Such perception could adversely affect the market price for our Common Stock and our ability to obtain financing in the future.

Our net operating loss carry-forwards provide a future benefit only if we regain sustained profitability and may be subject to limitation based upon ownership changes.

We have significant federal net operating loss carry-forwards and state net operating loss carry-forwards. If we are unable to regain sustained profitability, we will not be able to fully utilize these tax benefits. Furthermore, generally a change of more than 50% in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for federal income tax purposes. An ownership change may limit a company’s ability to use its net operating loss carry-forwards attributable to the period prior to such change. As a result, our ability to use our net operating loss carry-forwards attributable to the period prior to such ownership change to offset taxable income could be subject to limitations in a particular year, which could potentially result in our increased future tax liability.

Risks Related to Our Common Stock

Our shareholders may experience substantial dilution in the value of their investment or may otherwise have their interests impaired to the extent we issue additional shares of our Common Stock.

Our Amended and Restated Articles of Incorporation allow us to issue up to 50 million shares, consisting of 20 million shares of our Common Stock and 30 million shares of our preferred stock. We may in the future issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock, which could result in substantial dilution to the interests of existing shareholders. For example, we have the option to pay up to 20% of the then remaining outstanding balance of our Voltrek earnout obligations at maturity in shares of our Common Stock.

Additionally, to raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing shareholders, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, which could result in substantial dilution to the interests of existing shareholders.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock may continue to depend, in part, on the research reports that securities or industry analysts publish about us and our peer group companies. If these analysts do not continue to provide adequate research coverage or if one or more of the analysts who covers us downgrades our stock, lowers our stock’s price target or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are not currently paying dividends on our Common Stock and will likely continue not paying dividends for the foreseeable future.

We have never paid or declared any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to fund the continued operation of our business and repay our senior debt and senior subordinated debt. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. In addition, the terms of our existing revolving credit agreement and our senior subordinated debt restrict the payment of cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our Board deems relevant. The restrictions on, and decision not to, pay dividends on our Common Stock may impact our ability to attract certain investors and raise funds, if necessary, in the capital markets.

Anti-takeover provisions included in the Wisconsin Business Corporation Law, provisions in our Amended and Restated Articles of Incorporation or Bylaws could delay or prevent a change of control of our company, which could adversely impact the value of our Common Stock and may prevent or frustrate attempts by our shareholders to replace or remove our current Board or management.

A change of control of our company may be discouraged, delayed or prevented by certain provisions of the Wisconsin Business Corporation Law. These provisions generally restrict a broad range of business combinations between a Wisconsin corporation and a shareholder owning 15% or more of our outstanding Common Stock. These and other provisions in our Amended and Restated Articles of Incorporation, including our staggered Board and our ability to issue “blank check” preferred stock, as well as the provisions of our Amended and Restated Bylaws and Wisconsin law, could make it more difficult for shareholders or potential acquirers to obtain control of our Board or initiate actions that are opposed by our then-current Board, including to delay or impede a merger, tender offer or proxy contest involving our company or result in a lower price per share paid to our shareholders.

In addition, our employment arrangements with senior management provide for severance payments and accelerated vesting of benefits, including accelerated vesting of stock options and restricted stock awards, upon a change of control and a subsequent qualifying termination. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby adversely affecting the market price of our Common Stock. These provisions may also discourage or prevent a change of control or result in a lower price per share paid to our shareholders.

The market price of our Common Stock could be adversely affected by future sales of our Common Stock in the public market by us or our executive officers and directors.

We and our executive officers and directors may from time to time sell shares of our Common Stock in the public market or otherwise. We cannot predict the size or the effect, if any, that future sales of shares of our

Common Stock by us or our executive officers and directors, or the perception of such sales, will have on the market price of our Common Stock.

The price of our Common Stock has been, and may continue to be, volatile.

Historically, the market price of our Common Stock has fluctuated over a wide range, and it is likely that the price of our Common Stock will continue to be volatile in the future. The market price of our Common Stock could be impacted due to a variety of factors, including:

•	actual or anticipated fluctuations in our operating results or our competitors’ operating results;

•	our ability to achieve our analysts’ results of operations expectations;

•	actual or anticipated changes in the growth rate of the general LED lighting industry, our growth rates or our competitors’ growth rates;

•	conditions in the financial markets in general or changes in general economic conditions;

•	novel and unforeseen market forces and trading strategies;

•	actual or anticipated changes in governmental regulation, including taxation and tariff policies;

•	interest rate or currency exchange rate fluctuations;

•	our ability to forecast or report accurate financial results; and

•	changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally.

Our quarterly revenue and operating results have fluctuated in the past and will likely vary from quarter to quarter in the future. Our results for any particular quarter are not an indication of our future performance. Our revenue and operating results may fall below the expectations of market analysts or investors in some future quarter or quarters. Our failure to meet these expectations could cause the market price of our Common Stock to decline. If the price of our Common Stock is volatile or falls significantly, we may be the target of securities litigation or could be delisted from NASDAQ. If we become involved in this type of litigation or are delisted, regardless of the outcome, we could incur substantial legal costs, management’s attention could be diverted from the operation of our business, and our reputation could be damaged, which could adversely affect our results of operations, financial condition and cash flows.

In addition, due to one or more of the foregoing factors in one or more future quarters, our results of operations may fall below the expectations of securities analysts and investors. In the event any of the foregoing occur, the market price of our Common Stock could be highly volatile and may materially decline.

Operational Risks

Our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, including semiconductor chips. If we are unable to maintain supply sources of our components and raw materials or if our sources fail to satisfy our supply requirements, we may lose sales and experience increased component costs.

We are vulnerable to price increases, as well as transportation and delivery delays, for components and raw materials that we require for our products, including aluminum, copper, certain rare earth minerals, semiconductor chips, power supplies and LED chips and modules. In particular, we utilize semiconductor chips in our LED lighting products and control sensors. For example, our ability to source semiconductor chips has been adversely affected in the recent past and could occur again. Difficulty in sourcing necessary components in the past has resulted in increased component delivery lead times, delays in our product production and increased costs to obtain components with available semiconductor chips. To the extent a semiconductor chip shortage occurs or our ability to acquire the parts necessary to conduct our business operations, such as other necessary finished goods, is materially affected, our production ability and results of operations will be adversely affected.

Limitations inherent within our supply chain of certain of our components, raw materials and finished goods, including competitive, governmental and legal limitations, natural disasters, and other events, could impact costs and future increases in the costs of these items. For example, the adoption of new tariffs by the United States administration or by other countries could continue to adversely affect our profitability and availability of raw materials and components, as there can be no assurance that future price increases will be successfully passed through to customers or that we will be able to find alternative suppliers. Further, suppliers’ inventories of certain components that our products require may be limited and are subject to acquisition by others and we may not, as a result, have the necessary inventory of parts and goods necessary to conduct our operations. We have in the past purchased excess quantities of certain components critical to our product manufacturing, but there is no guarantee that we will be able to follow or continue to follow this practice in the future. As a result, we have had, and may need to continue, to devote additional working capital to support component and raw material inventory purchases that may not be used over a reasonable period to produce saleable products, and we may be required to increase our excess and obsolete inventory reserves to account for these excess quantities, particularly if demand for our products does not meet our expectations. Also, any further delays, shortages or interruptions in the supply of our components or raw materials could further disrupt our operations. If any of these events occur, our results of operations, financial condition and cash flows could be materially adversely affected.

The success of our EV segment ultimately depends on consumers’ willingness to adopt electric vehicles in an unstable and changing market.

Our EV segment is highly dependent upon the adoption by consumers of EVs, and we are subject to a risk of any reduced demand for EVs. If the market for EVs does not gain broader market acceptance, develops slower than we expect or faces a setback, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors.

Recent or potential future changes in government and regulatory support for EV adoption, including incentives, mandates, infrastructure investment and emissions regulations and federal funding for EV infrastructure development, may negatively impact the adoption by consumers of EVs. For example, on January 20, 2025, President Trump signed Executive Order 14154 “Unleashing American Energy”, which has had, and may continue to have, direct implications on the policies and regulations that impact the automotive and transportation industries, including the rescission of waivers granted by the EPA for zero emission vehicle regulations. Moreover, federal support for EV adoption generally may be in jeopardy under the current administration, as prior executive orders directing the federal government to transition to an all-electric fleet of cars and trucks have been rescinded. Additionally, the Trump administration halted significant federal funding for EV infrastructure and ordered the termination of federal subsidy programs for EVs. While the freeze on federal funding for EV infrastructure has since been lifted, federal subsidy programs for EVs have been terminated. Such disruption, reduction or elimination of governmental support for EV adoption, including any future reduction or elimination in federal funding for EV infrastructure development, could negatively impact demand for our products and services.

The current administration has also proposed further increases of tariffs on certain foreign imports into the United States. In addition to adversely impacting our ability to source components for our charging network and the cost of such components, new or increased tariffs may also result in a suppressed EV market, fewer EVs on the road and lower demand for EV chargers, which would have an adverse effect on our business, prospects, financial condition and results of operations.

Other factors that may influence the purchase and use of alternative fuel vehicles, specifically EVs, include:

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perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

•	the limited range over which EVs may be driven on a single battery charge and concerns about running out of power while in use;

•	concerns regarding the stability of the electrical grid;

•	improvements in the fuel economy of the internal combustion engine;

•	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

•	the environmental consciousness of consumers;

•	volatility in the cost of oil and gasoline;

•	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries and the impact of international conflicts;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, or the reduction or elimination thereof;

•	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

•	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of nonpolluting vehicles.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of EVs, which could materially and adversely affect our EV segment business, operating results, financial condition and prospects.

The reduction or elimination of incentives from the United States government for investments in EV charging infrastructure may reduce demand for public EV charging products, in addition to reducing overall demand for EVs.

The current administration has paused and rescinded policies relating to investment in EV charging infrastructure, and there is uncertainty over what public policy with respect to EV charging infrastructure will be under the current or future administrations. For example, the current administration has directed agencies to pause disbursement of funds appropriated through two laws signed by the previous administration - the Inflation Reduction Act and Infrastructure Investment and Jobs Act - including funding for EV charging stations. The infrastructure law allocated $7.5 billion to building out a network of public plugs across the country. Additionally, spending has been halted under programs such as the National Electric Vehicle Infrastructure (NEVI) program, which provides funding for building out EV charging infrastructure, and prior approvals of funding under the NEVI program have been rescinded. The halt of, and potential elimination of, incentives from the United States Government may decrease demand for, funding of and profitability of EV charging products. In connection with the reduction in incentives for investments in EV charging infrastructure, demand for at home charging products may outpace demand for public charging products, which will adversely impact demand for our products and services.

Our inability to successfully manage the implementation of a new Enterprise Resource Planning (“ERP”) system may adversely affect our business, results of operations and cash flows and may adversely impact the effectiveness of our internal controls over financial reporting.

We are currently implementing a new ERP system. ERP implementations are complex, labor intensive, and time-consuming projects, which also involve substantial expenditures on system software and implementation activities. The new ERP system will be important to our ability to provide important information to our management, obtain, and deliver products, provide services and customer support, accurately maintain books and records, provide accurate, timely and reliable reports on our financial and operating results, and otherwise operate our business. ERP implementations also require transformation of business and financial processes in order to reap the benefits of the ERP system. Any such implementation involves risks inherent in the conversion to a new computer system technology solution, including loss of information and potential disruption to our normal operations. The implementation and maintenance of the new ERP system will require, the investment of significant financial and human resources, the re-engineering of processes of our business, and the attention of many employees who would otherwise be focused on other aspects of our business. Our results of operations could be adversely affected if we experience time delays or cost overruns during the ERP implementation process, or if we are unable to reap the benefits we expect from the ERP system. Any material deficiencies in the design and implementation of the new ERP system could also result in potentially materially higher costs and could adversely affect our ability to operate our business and otherwise negatively affect our financial reporting and the effectiveness of our internal control over financial reporting. Any of these consequences could have a material adverse effect on our results of operations, financial condition and cash flows.

We do not have major sources of recurring revenue, and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The reduction of revenue from our most significant customer over the past several fiscal years has had, and the potential future loss of other significant customers or a major customer would likely have, a materially adverse effect on our results of operations, financial condition and cash flows.

A substantial portion of our revenues are derived from project-based work that is awarded through a competitive bid process. It is generally difficult to predict the timing and success rate of the projects that we bid and will be awarded. In prior fiscal years, one customer represented more than 40% of total revenues, which has not recurred in recent fiscal years. The reduction of revenue from this customer has had a material adverse effect on our results of operations, financial condition and cash flow. While this customer continues to be a substantial source of business for us (24.3% of our fiscal 2025 revenue), we continue to attempt to diversify our customer base and expand our reach to national accounts, ESCOs, the agent driven distribution channel, lighting maintenance customers and the EV market, there is no assurance we will be successful in replacing this reduced revenue. Additionally, even as we progress toward diversifying our customer base, timing of execution on projects with new or additional customers is unpredictable.

Our ability to achieve our desired revenue and profitability goals depends on our ability to effectively and timely execute on our key strategic initiatives.

Our ability to achieve our desired revenue and profitability goals depends on how effectively and timely we execute on our following key strategic initiatives:

•	executing and marketing our turnkey LED retrofit capabilities to large national account customers;

•	continuing our product innovation;

•	leveraging our smart lighting systems to support IoT applications;

•	expanding our EV charging business, including increasing cross selling our EV charging solutions to our historical sales channels and customers;

•	further developing and maintaining our maintenance service offerings; and

•	supporting the success of our ESCO and distribution sales channels.

There can be no assurance that we will be able to successfully implement these initiatives or, even if implemented, that they will result in the anticipated benefits to our business.

If our information technology systems security measures are breached or fail, our products may be perceived as not being secure, customers may curtail or stop buying our products, we may incur significant legal and financial exposure, and our results of operations, financial condition and cash flows could be materially adversely affected.

Our information technology systems involve the storage of our confidential information and trade secrets, as well as our customers’ personal and proprietary information in our equipment, networks and corporate systems. Security breaches expose us to a risk of loss of this information, litigation and increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Security breaches or unauthorized access may result in a combination of significant legal and financial exposure, increased remediation and other costs, theft and/or unauthorized use or publication of our trade secrets and other confidential business information, damage to our reputation and a loss of confidence in the security of our products, services and networks that could have an adverse effect upon our business. While we take steps to prevent unauthorized access to our corporate systems, because the techniques used to obtain unauthorized access, disable or sabotage systems change frequently or may be designed to remain dormant until a triggering event, we may be unable to anticipate these techniques or implement adequate preventative measures. Further, the risk of a security breach or disruption, particularly through cyber attacks, or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as cyber attacks have become more prevalent and harder to detect and fight against. In addition, hardware, software or applications we procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Any breach or failure of our information technology systems could result in decreased revenue, increased expenses, increased capital expenditures, customer dissatisfaction and potential lawsuits, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

We increasingly rely on third-party manufacturers for the manufacture and development of our products and product components.

We have increased our utilization of third-party manufacturers for the manufacture and development of our products and product components, some of which are located overseas. Our results of operations, financial condition and cash flows could be materially adversely affected if our third-party manufacturers were to experience problems with product quality, credit or liquidity issues, or supply chain and logistics that could cause delays in delivery of the finished products and components or the raw materials used to make such products and components.

Legal, Regulatory and Compliance Risks

Government tariffs and other actions may adversely affect our business.

The United States government has, from time to time, implemented various monetary, regulatory, and trade importation restraints, penalties, and tariffs, and as a result of changes to United States and foreign government administrative policy, there may be changes to existing trade agreements, greater restrictions on free trade generally, the imposition of or significant increases in tariffs on goods imported into the United States, and adverse responses by foreign governments to United States trade policies, among other possible changes. The current United States administration is pursuing a wide range of monetary, regulatory and trade policies, including the imposition of significant tariffs on certain imports into the United States. Foreign governments, including the Chinese government, have announced their intent to implement or increase tariffs on imports from the United States in response. Certain sourced finished products and certain of the components used in our products have been impacted by tariffs imposed on imports. Our efforts to mitigate the impact of added costs resulting from these government actions include a variety of activities, such as sourcing from non-tariff impacted countries and raising prices. We intend to implement such changes to try to pass the impact of tariff price increases to our customers, but there can be no assurance our customers will accept such price increases or that such price increases will not reduce or ability to gain new orders. If we are unable to successfully mitigate the impacts of these tariffs and other trade policies, our results of operations may be adversely affected. It remains unclear what the current United States administration or foreign governments will or will not do in the future with respect to tariffs or trade agreements and policies. A trade war, other governmental action related to tariffs or trade agreements, changes in United States social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories and countries where we currently purchase, manufacture and sell products, and any resulting negative sentiments towards the United States as a result of such changes, could have a material adverse effect on our results of operations, financial condition and cash flows.

Changes in government budget priorities, including the rollback of EV initiatives, political gridlock, and future potential government shutdown, have negatively impacted, and may in the future continue to negatively impact, our results of operations, financial condition and cash flows.

Our business strategy may rely, in part, on regulatory support for EV adoption, including incentives, mandates, infrastructure investment and emissions regulations and federal funding for EV infrastructure development. However, on January 20, 2025, President Trump signed Executive Order 14154 “Unleashing American Energy”, which has had, and may continue to have, direct implications on the policies and regulations that impact the automotive and transportation industries, including the rescission of waivers granted by the EPA for zero emission vehicle regulations. Moreover, federal support for EV adoption generally may be in jeopardy under the current administration, as prior executive orders directing the federal government to transition to an all-electric fleet of cars and trucks have been rescinded. Additionally, the Trump administration temporarily halted significant federal funding for EV infrastructure and successfully ordered the termination of federal subsidy programs for EVs.

Such disruption, reduction or elimination of governmental support for EV adoption, including any future reduction or elimination of federal funding, for EV infrastructure development, could negatively impact demand and payment for our products and services, hinder our growth initiatives and materially affect our results of operations, financial condition and cash flows.

Additionally, future actual and perceived changes in governmental budget priorities, and future potential government shutdowns, could adversely affect our results of operations, financial condition and cash flows. Certain government agencies purchase certain products and services directly from us. When the government changes budget priorities, such as in times of war, financial crisis, or a changed administration, or reallocates spending to areas unrelated to our business, our results of operations, financial condition and cash flows can be negatively impacted. For example, demand and payment for our products and services may be affected by public sector budgetary cycles, funding authorizations or rebates. Continued or additional future funding reductions or delays, including delays caused by political gridlock, and future potential government shutdowns, could negatively impact demand and payment for our products and services. If any of these events occur, our results of operations, financial condition and cash flows could be materially adversely affected.

The reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies could cause the growth in demand for our products to slow, which could have a material adverse effect on our results of operations, financial condition and cash flows.

Reductions in (including as a result of any budgetary constraints), or the elimination of, government investment and favorable energy policies designed to accelerate the adoption of LED lighting could result in decreased demand for our products and adversely affect our results of operations, financial condition and cash flows. Further, if our products fail to qualify for any financial incentives or rebates provided by governmental agencies or utilities for which our competitors’ products qualify, such programs may diminish or eliminate our ability to compete by offering products at lower prices than ours.

Strategic Risks

We are experiencing ongoing increasing pressures to reduce the average selling price of our products and related negative impact on our gross margins driven largely by the ongoing increase in competition from foreign competitors.

Our financial performance is dependent on our ability to maintain our average selling price of our products. The gross margins of our products can vary significantly, with margins ranging from 10% to 50%. While we continue to implement our strategy of emphasizing higher-margin products and services and reducing the material cost of our products, a change in the total mix of our sales toward lower margin products, the continued underutilization of our manufacturing facility and related under absorption of overhead costs, a decrease in the margins on our products as a result of competitive pressures driving down the average selling price of our products, lower sales volumes, and promotional programs to increase sales volumes significantly reduce our profitability and result in a material adverse effect on our results of operations, financial condition and cash flows. Furthermore, the average selling price of our products has been, and is likely to be further, negatively impacted by the impact of increasing foreign competition, the potential impact of tariffs or our component costs, product feature cannibalization by competitors or component providers, low-cost non-traditional sales methods by new market entrants, and comparison of our retrofit fixture products with replacement lamp equivalents. While we have previously implemented general price increases applicable to many new product orders, there is no assurance that such price increases will be accepted by our customers or succeed in increasing the average selling price of our products. In our highly competitive lighting industry, we must be able to innovate and release new products on a regular basis with features and benefits that generate increases in our average selling price and average gross margin. There can be no assurance we will be successful in achieving these goals.

If we are unable to attract, incentivize and retain our third-party distributors, or our distributors do not sell our products and services at the levels expected, our revenues could decline and our costs could increase.

We sell our products through distributors. Many of these distributors are not exclusive, which means that these distributors may sell other third-party products and services in direct competition with us. Since many of our competitors use distributors to sell their products and services, competition for such distributors is intense and may adversely affect our product pricing and gross margins. Additionally, due to mismanagement, industry trends, macro-economic developments, or other reasons, our distributors may be unable to effectively sell our products at the levels desired or anticipated. In addition, we have historically relied on direct sales to sell our products and services, which were often made in competition with sales agents and distributors. In order to attract and form lasting partnerships with sales agents and distributors, we are attempting to overcome our historical perception as a direct sales competitor. As a result, we may have difficulty attracting and retaining sales agents and distributors and any inability to do so could have a negative effect on our ability to attract and obtain customers, which could have an adverse impact on our business.

The success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors. If we are unable to expand our customer base and increase sales in our targeted markets, our results of operations, financial condition and cash flows will likely be materially adversely affected.

Participants in the LED market who are able to quickly establish customer relationships and achieve market penetration are likely to gain a competitive advantage as the lighting retrofit solutions offered by us and our competitors generally have a product life of several years following installation. If we are unable to broaden our customer base and achieve greater market penetration in the LED market in a timely manner, we may lose the opportunity to market our LED products and services to significant portions of the lighting systems retrofit market for several years and may be at a disadvantage in securing future business opportunities from customers that have previously established relationships with one or more of our competitors. These circumstances could have a material adverse effect on our results of operations, financial condition and cash flows.

In addition, as we continue to seek to expand our customer base within our national account, agent and ESCO sales channels, our success will depend, in part, on our ability to attract and retain talent to execute on our sales model. If we are unable to attract and retain sufficient talent, we may be unable to broaden our customer base, which will adversely affect our results of operations, financial condition and cash flows.

General Risk Factors

Adverse conditions in the global economy, including due to changes in diplomatic and trade relationships, have negatively impacted, and could in the future negatively impact, our customers, suppliers and business.

Our operations and financial performance are impacted by worldwide economic conditions. Uncertainty about global economic conditions has contributed to customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors. The occurrence of these circumstances will likely have a material negative effect on demand for our products and services and, accordingly, on our results of operations, financial condition and cash flows.

In addition, global economic and political uncertainty has led many customers to adopt strategies for conserving cash, including limits on capital spending. Our lighting systems are often purchased as capital assets and therefore are subject to our customers’ capital availability. Uncertainty around such availability and an increasingly volatile economic outlook has led, and may continue to lead, customers to delay their purchase decisions, which has elongated the duration of our sales cycles. Additionally, price increases in raw materials, including steel and aluminum, may impact non-residential new build schedules, and may reduce demand for our products and services. Weak economic conditions in the past have adversely affected our customers’ capital budgets, purchasing decisions and facilities managers and, as a result, have adversely affected our results of operations, financial condition and cash flows. The return to a recessionary state of the global economy could potentially have negative effects on our near-term liquidity and capital resources, including slower collections of receivables, delays of existing order deliveries, postponements of incoming orders and reductions in the number and volume of purchase orders received from key customers as a result of reduced capital expenditure budgets. Our business and results of operations will be adversely affected to the extent these adverse economic conditions affect our customers’ purchasing decisions.

Our inability to attract and retain key employees, our reseller network members or manufacturer representative agencies could adversely affect our operations and our ability to execute on our operating plan and growth strategy.

We rely upon the knowledge, experience and skills of key employees throughout our organization, particularly our senior management team, our sales group that requires technical knowledge or contacts in, and knowledge of, the LED industry, and our innovation and engineering team. In addition, our ability to attract talented new employees, particularly in our sales group and our innovation and engineering team, is also critical to our success. We also depend on our distribution channels and network of manufacturer sales representative agencies. If we are unable to attract and retain key employees, resellers, and manufacturer sales representative agencies because of competition or, in the case of employees, inadequate compensation or other factors, our results of operations and our ability to execute our operating plan could be adversely affected.

The success of our business depends upon market acceptance of our energy management products and services.

Our future success depends upon the continued market acceptance of our energy management products and services and obtaining additional project management retrofit contracts, as well as customer orders for new and expanded products and services to supplement our contract with our current single largest customer. If we are unable to convince current and potential new customers of the advantages of our lighting systems and energy management products and services, or our expanded product and services offerings, then our results of operations, financial condition and cash flows will likely be materially adversely affected. In addition, because the market for energy management products and services, as well as potential new customer uses for our products and services, is rapidly evolving, we may not be able to accurately assess the size of the market, and we may have limited insight into trends that may emerge and affect our business. If the market for our lighting systems and energy management products and services, as well as potential new customer uses for our products and services, does not continue to develop as we anticipate, or if the market does not accept our products or services, then our ability to grow our business could be limited and we may not be able to increase our revenue and our results of operations, financial condition and cash flows will likely be materially adversely affected.

Macroeconomic pressures in the markets in which we operate or anticipate operating in the future may adversely affect our financial results.

Geopolitical issues around the world can impact macroeconomic conditions in where we operate and where we anticipate operating in the future and could have a material adverse impact on our financial results. For example, the ultimate impact of the conflicts in Ukraine and the Middle East on fuel prices, inflation, the global supply chain and other macroeconomic conditions is unknown and could materially adversely affect global economic growth, disrupting discretionary spending habits and generally decreasing demand for our products and services. While we do not purchase any of our significant raw materials directly from Russia or Israel, disruption in the markets resulting from such conflicts could negatively impact the macroeconomy. The conflicts in Ukraine and the Middle East may also continue to exacerbate geopolitical tensions globally.

We operate in a highly competitive industry and, if we are unable to compete successfully, our results of operations, financial condition and cash flows will likely be materially adversely affected.

We face strong competition, primarily from manufacturers and distributors of energy management products and services, as well as from ESCOs and electrical contractors. We are also facing increased competition from manufacturers in low-cost countries as the lighting market rapidly moves away from domestically made products toward sourced products at lower price points. We compete primarily on the basis of customer relationships, price, quality, energy efficiency, customer service and marketing support. Our products are in direct competition with the expanding availability of LED products, as well as other technologies in the lighting systems retrofit market.

Many of our competitors are better capitalized than we are and have strong customer relationships, greater name recognition, and more extensive engineering, manufacturing, sales and marketing capabilities. In addition, the LED market has seen increased convergence in recent years, resulting in our competition gaining increased market share and resources. Competitors could focus their substantial resources on developing a competing business model or energy management products or services that may be potentially more attractive to customers than our products or services. In addition, we may face competition from other products or technologies that reduce demand for electricity. Our competitors have, and may continue to, offer energy management products and services at reduced prices in order to improve their competitive positions. These competitive factors have, and may continue to, make it more difficult for us to attract and retain customers, or require us to lower our average selling prices in order to remain competitive, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

If we fail to establish and maintain effective internal controls over financial reporting, our business and financial results could be harmed.

Our management is responsible for establishing and maintaining effective internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that we would prevent or detect a misstatement of our consolidated financial statements or fraud. A failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and in a timely manner or to detect and prevent fraud, could result in a restatement of our consolidated financial statements, and could also cause a loss of investor confidence and decline in the market price of our Common Stock.

Our retrofitting process frequently involves responsibility for the removal and disposal of components containing hazardous materials.

When we retrofit a customer’s facility, we typically assume responsibility for removing and disposing of its existing lighting fixtures. Certain components of these fixtures typically contain trace amounts of mercury and other hazardous materials. Older components may also contain trace amounts of polychlorinated biphenyls, or PCBs. We currently rely on contractors to remove the components containing such hazardous materials at the customer job site. The contractors then arrange for the disposal of such components at a licensed disposal facility. Failure by such contractors to remove or dispose of the components containing these hazardous materials in a safe, effective and lawful manner could give rise to liability for us, or could expose our workers or other persons to these hazardous materials, which could result in claims against us which may have a material adverse effect on our results of operations, financial condition and cash flows.

Product liability claims could adversely affect our business, results of operations and financial condition.

We face exposure to product liability claims in the event that our energy management products fail to perform as expected or cause bodily injury or property damage. Since virtually all of our products use electricity, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Particularly because our products often incorporate new technologies or designs, we cannot predict whether or not product liability claims will be brought against us in the future or result in negative publicity about our business or adversely affect our customer relations. Moreover, we may not have adequate resources in the event of a successful claim against us. A successful product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages and could materially adversely affect our results of operations, financial condition and cash flows.

Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our results of operations, financial condition and cash flows or result in the loss of use of the related product or service.

We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as employee and third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our results of operations, financial condition and cash flows.

We own United States patents and patent applications for some of our products, systems, business methods and technologies. We offer no assurance about the degree of protection which existing or future patents may afford us. Likewise, we offer no assurance that our patent applications will result in issued patents, that our patents will be upheld if challenged, that competitors will not develop similar or superior business methods or products outside the protection of our patents, that competitors will not infringe upon our patents, or that we will have adequate resources to enforce our patents. Effective protection of our United States patents may be unavailable or limited in jurisdictions outside the United States, as the intellectual property laws of foreign countries sometimes offer less protection or have onerous filing requirements. In addition, because some patent applications are maintained in secrecy for a period of time, we could adopt a technology without knowledge of a pending patent application, and such technology could infringe a third party’s patent.

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise learn of our unpatented technology. To protect our trade secrets and other proprietary information, we generally require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business could be materially adversely affected.

We rely on our trademarks, trade names, and brand names to distinguish our company and our products and services from our competitors. Some of our trademarks may conflict with trademarks of other companies. Failure to obtain trademark registrations could limit our ability to protect our trademarks and impede our sales and marketing efforts. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

In addition, third parties have brought, and may bring future, infringement and other claims that could be time-consuming and expensive to defend. Also, parties making infringement and other claims against us may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products, services or business methods and could cause us to pay substantial damages. In the event of a successful claim of infringement against us, we may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, or at all. It is possible that our intellectual property rights may not be valid or that we may infringe upon existing or future proprietary rights of others. Any successful infringement claims could subject us to significant liabilities, require us to seek licenses on unfavorable terms, prevent us from manufacturing or selling products, services and business methods and require us to redesign or, in the case of trademark claims, re-brand our company or products, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

The cost of compliance with environmental laws and regulations and any related environmental liabilities could adversely affect our results of operations, financial condition and cash flows.

Our operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to water, the remediation of contaminated properties and the generation, handling, storage, transportation, treatment and disposal of, and exposure to, waste and other materials, as well as laws and regulations relating to occupational health and safety. These laws and regulations frequently change, and the violation of these laws or regulations can lead to substantial fines, penalties and other liabilities. The operation of our manufacturing facility entails risks in these areas and there can be no assurance that we will not incur material costs or liabilities in the future that could adversely affect our results of operations, financial condition and cash flows.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $    million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for reducing amounts outstanding under our existing credit agreement, with the remainder to be used for working capital and general corporate purposes.

As of September 30, 2025, approximately $5.8 million of indebtedness was outstanding under our existing revolving credit agreement. The maturity date of our existing credit agreement is June 30, 2027, and generally borrowings under the credit agreement bear interest at floating rates plus an applicable margin determined by reference to our availability under the credit agreement. As of September 30, 2025, the outstanding borrowings under our existing credit agreement bore interest at 6.75%.

Due to the fact that we regularly review and evaluate our liquidity needs for various purposes, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each or any of these purposes with certainty. As such, we have not specifically allocated the net proceeds among these purposes as of the date of this prospectus supplement. Such decisions will depend on market conditions and our liquidity needs as they evolve over time. Pending their use, we intend to invest the net proceeds to us from this offering in short-term, investment grade, interest bearing instruments or hold them as cash.

Our management will have broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

DILUTION

If you purchase any of the shares of Common Stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share of Common Stock you pay in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value as of September 30, 2025 was approximately $7.0 million, or approximately $1.98 per outstanding share of Common Stock. “Net tangible book value” is total assets, minus goodwill and intangible assets, minus total liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of     shares of Common Stock in this offering at the public offering price of $    , and after deducting the underwriting discounts and commissions and our estimated offering expenses, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $    million, or approximately $    per share. This represents an immediate increase in the pro forma net tangible book value of approximately $    per share to our existing shareholders and an immediate dilution (i.e., the difference between the offering price and the as adjusted net tangible book value after this offering) to new investors purchasing shares in this offering of approximately $     per share. The following table illustrates the per share dilution to new investors purchasing shares in this offering:

Public offering price per share			$
Historical net tangible book value per share as of September 30, 2025		$1.98
Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering			$
Dilution per share to new investors purchasing shares in this offering			$

The foregoing table is based on 3,530,870 shares of Common Stock outstanding as of September 30, 2025. This number of shares excludes:

•	80,160 shares of our Common Stock reserved for potential issuance in connection with the vesting of performance shares;

•	26,082 shares of our Common Stock reserved for future issuance upon exercise of outstanding time-based options to purchase Common Stock, with a weighted average exercise price of $6.04 per share;

•

50,000 shares of our Common Stock reserved for future issuance upon exercise of outstanding performance-based options to purchase Common Stock, with a weighted average exercise price of $6.00 per share; and

•	22,972 shares of Common Stock reserved for issuance under the Orion Energy Systems, Inc. 2016 Omnibus Incentive Plan, as amended and restated (the “Omnibus Plan”).

To the extent that outstanding options are exercised or performance shares vest, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES BEING OFFERED

Common Stock

We are offering shares of our Common Stock in this offering. See “Description of Capital Stock” on page 16 of the accompanying prospectus for a description of the material terms and provisions of our Common Stock.

UNDERWRITING

We are offering the shares of our Common Stock described in this prospectus supplement and the accompanying base prospectus through the underwriter listed below. The underwriter named below has agreed to buy, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, subject to the terms of the underwriting agreement, the number of shares listed opposite its name below. The underwriter is committed to purchase and pay for all of the securities if any are purchased. Craig-Hallum Capital Group LLC is acting as the sole managing underwriter (the “Underwriter”), under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement to which this prospectus supplement and the accompanying prospectus constitute a part, with respect to the Common Stock being offered, the underwriter has agreed to purchase from us the respective number of shares of Common Stock shown opposite its name below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC
Total

The Underwriter has advised us that they propose to offer the shares of Common Stock to the public at a price of $    per share. The Underwriter proposes to offer the shares of Common Stock to certain dealers at the same price less a concession of not more than $    per share. If all of the shares are not sold at the public offering price, the Underwriter may change the offering price and other selling terms.

The Underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officers’ certificates and legal opinions. The Underwriter has reserved the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The Underwriter has advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The shares sold in this offering are expected to be delivered on or about      , 2026, against payment in immediately available funds.

Commission and Expenses

The table below summarizes the underwriting discounts and commissions that we will pay to the Underwriter. In addition to the underwriting discount and commission, we have agreed to reimburse up to $115,000 of the fees and expenses of the Underwriter, which includes the fees and expenses of counsel to the Underwriter, in connection with this offering. The fees and expenses of the Underwriter that we have agreed to reimburse are not included in the underwriting discounts and commissions set forth in the table below. The underwriting discount and commissions and reimbursable expenses the Underwriter will receive were determined through arms’ length negotiations between us and the Underwriter.

Total
	Price Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses and fees, to us	$	$	$

(1)	Reflects underwriting discounts and commissions of 7% of the gross proceeds received from the sale of shares of Common Stock in this offering.

For services as a financial advisor apart from the offering, H.C. Wainwright & Co. will receive a fee of approximately $    . We estimate that the total expenses of this offering, excluding underwriting discounts and commissions and any fee paid to H.C. Wainwright & Co., will be $    . This includes $115,000 of fees and expenses of the Underwriter which are payable by us.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Variable Rate Transaction Restriction

We have agreed that from the date of this prospectus supplement through the date one hundred and eighty (180) days after the date of the closing of this offering, subject to certain exceptions, we shall be prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the underwriting agreement).

Lock-Up Agreements

We and each of our executive officers and directors have agreed to be subject to a lock-up period of ninety (90) days following the closing of the offering (the “Lock Up Period”). This means that, during the applicable lock-up period, subject to certain exceptions, we may not issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, Common Shares, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization

In connection with this offering, the Underwriter may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or impeding a decline in the market price of the Common Stock while the offering is in progress.

These stabilization transactions may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If the Underwriter commences these activities, it may discontinue them at any time. The Underwriter may carry out these stabilization transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the Underwriter (and selling group members) may engage in passive market making transactions in our Common Stock on the Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the Common Stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our Common Stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other Relationships

The Underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the company. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the Underwriter, if any, participating in this offering and the Underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the Underwriter, and should not be relied upon by investors.

Transfer Agent

The transfer agent and registrar for our Common Stock is Equinity Trust Company, LLC.

Listing on Nasdaq

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “OESX.”

Non-U.S. Jurisdictions

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby will be passed upon for us by Foley & Lardner LLP. Craig-Hallum Capital Group LLC is being represented in connection with this offering by Ellenoff Grossman and Schole LLP, New York, New York.

EXPERTS

Our audited consolidated financial statements as of March 31, 2025 and March 31, 2024 and for each of the fiscal years in the three-year fiscal period ended March 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of BDO USA, P.C., an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing

Prospectus

Orion Energy Systems, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time up to $100.0 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the NASDAQ Capital Market under the symbol “OESX.” Our executive offices are located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220, and our telephone number is (920) 892-9340. The last reported sale price of the common stock on February 27, 2023 was $1.97 per share. As of February 27, 2023, the aggregate market value of our outstanding voting and nonvoting common stock held by non-affiliates was $60.6 million, calculated based on 30,751,039 shares of outstanding common stock held by non-affiliates and on a price per share of $1.97, the closing price of our common stock on February 27, 2023. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period ending on, and including the date of this prospectus. So long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below $75.0 million, we will not sell our securities in primary offerings under this prospectus where the aggregate market value of such securities sold in such offerings exceeds one-third of the aggregate market value of the voting and non-voting common equity held by our non-affiliates in any 12-month period.

Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2023.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “Orion,” “company,” “we,” “us,” “our” and “ours” refer to Orion Energy Systems, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any supplement to this prospectus and the information incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future risks and may be preceded by or include forward-looking words such as “may,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “seek,” “potential,” “believe,” “will,” “could,” “should,” “would,” “project” or the negative thereof or variations thereon or similar words or expressions. All statements other than statements of historical facts included in this prospectus or any supplement to this prospectus, including, without limitation, our expectations regarding our business, results of operations, financial condition and prospects, are forward-looking statements. We caution that these statements and any other forward-looking statements in this prospectus, any supplement to this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement only reflect our expectations and are not guarantees of future performance. These statements involve risks, uncertainties and assumptions, including, among others, those we identify from time to time in materials that we file with the SEC that are incorporated by reference into this prospectus. Numerous important factors described in this prospectus or any supplement to this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We undertake no obligation to update publicly any forward-looking statements to conform such statements to changes in our expectations or to our actual results, or for any other reason, except as required by law.

ORION ENERGY SYSTEMS, INC.

We provide energy-efficient light emitting diode (“LED”) lighting and controls, maintenance services and electric vehicle charging station solutions. We help our customers achieve their sustainability, energy savings and carbon footprint reduction goals through innovative technology and exceptional service. We research, design, develop, manufacture, market, sell, install, and implement energy management systems consisting primarily of high-performance, energy-efficient commercial, industrial interior and exterior LED lighting systems, electric vehicle charging stations and related services. Our products are targeted for applications in three primary market segments: commercial office and retail, area lighting, and industrial applications, although we do sell and install products into other markets. Our services consist of turnkey installation and system maintenance. Virtually all of our sales occur within North America. We operate in four business segments, which we refer to as Orion Distribution Services Division, Orion Services Group Division, Orion U.S. Markets Division, and Orion Electric Vehicle Charging Division.

Our principal lighting customers include large national account end-users, electrical distributors, electrical contractors and energy service companies. Our principal electric vehicle charging customers include municipalities, higher education facilities, mass transportation companies and other commercial customers. Currently, a significant amount of our lighting products are manufactured at our leased production facility located in Manitowoc, Wisconsin, although as the LED and related IoT market continues to evolve, we are increasingly sourcing products and components from third parties in order to diversify our product offerings. All electric vehicle charging products are sourced from third parties.

We are a Wisconsin corporation and our corporate headquarters are located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220. Our telephone number is (920) 892-9340. Our Internet website address is www.orionlighting.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

You should carefully consider, among other things, the risks and other matters that are identified or discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended March 31, 2022, and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, including sales and marketing expenses, general and administrative expenses, capital expenditures and other corporate purposes. We may also use the net proceeds to acquire or invest in new or different businesses, products and technologies. Pending such use, we may temporarily invest the net proceeds in short-term investments.

SECURITIES TO BE OFFERED

We may offer debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units from time to time in one or more primary offerings. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be our senior debt securities and will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We refer to this indenture as the “indenture.”

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured debt. None of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of any such subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	whether the debt securities of the series will be issued in whole or in part;

•	whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities of the series will be subordinated in right of payment to senior indebtedness; and

•	any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, we will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities, in denominations of $1,000 or any integral multiple of $1,000. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and.

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•

upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the trustee, us or any of their or our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Consolidation, Merger or Sale by the Company

The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

•

(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists (Section 801); and

•

the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 801).

If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 801).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•

an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $50,000,000 becoming or being declared due and payable;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1006). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•

change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•

permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

•	comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

•

supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

•	conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

•	cure any ambiguity or correct any mistake; or

•

to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by the board of directors of the company. (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	change any obligation of the company to pay additional amounts;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an Annual Report on Form 10-K;

•	a Quarterly Report on Form 10-Q; or

•	a Current Report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•

we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•

we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.” (Sections 403 and 1501).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•

it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•

certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1401).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 230,000,000 shares, consisting of 200,000,000 shares of common stock, no par value per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. As of February 27, 2023, 32,294,846 shares of our common stock were outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

The description below summarizes the material terms of our common stock, preferred stock, and options to purchase our common stock and provisions of our amended and restated articles of incorporation and second amended and restated bylaws. This description is only a summary. For more detailed information, you should refer to our amended and restated articles of incorporation and bylaws filed as exhibits to the registration statement, of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized to issue from time to time up to 30 million shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights associated with that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Wisconsin Anti-Takeover Law and Certain Articles of Incorporation and Bylaw Provisions

Wisconsin law and our amended and restated articles of incorporation and second amended and restated bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our shareholders might consider favorable. The following is a summary of these provisions.

Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

Classified board of directors; removal of directors for cause. Our amended and restated articles of incorporation and second amended and restated bylaws provide that our board of directors is divided into three classes, with the term of office of each class expiring at successive annual meetings of shareholders. At each annual meeting of shareholders, each director is elected for a term ending on the date of the third annual shareholders’ meeting following the annual shareholders’ meeting at which such director was elected and until his or her successor shall be elected and shall qualify, subject to prior death, resignation or removal from office.

Our amended and restated articles of incorporation also provide that the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our capital stock is required to amend, alter, change or repeal, or to adopt any provision inconsistent with, the relevant sections of the bylaws establishing the classified board. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred, unless the vacancy was caused by the action of shareholders (in which event such vacancy will be filled by the shareholders and may not be filled by the directors).

Members of the board of directors may be removed only for cause at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director and must state the alleged cause upon which the director’s removal would be based.

These provisions are likely to increase the time required for shareholders to change the composition of our board of directors. For example, in general, at least two annual meetings will be necessary for shareholders to effect a change in a majority of the members of our board of directors.

Advance notice provisions for shareholder proposals and shareholder nominations of directors. Our second amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our secretary and complied with the rules regarding shareholder solicitations of nominations under Rule 14a-19 of the Exchange Act. For an annual meeting, a shareholder’s notice generally must be delivered on or before December 31 of the year immediately preceding the annual meeting, unless the date of the annual meeting is on or after May 1 in any year, in which case notice must be received not later than the close of business on the day which is determined by adding to December 31 of the year immediately preceding such annual meeting the number of days starting with May 1 and ending on the date of the annual meeting in such year. Detailed requirements as to the form of the notice and information required in the notice are specified in the second amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our second amended and restated bylaws, such business will not be conducted at the meeting.

Wisconsin Business Corporation Law

Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, or the WBCL, restrict a broad range of business combinations between a Wisconsin corporation and an “interested stockholder” for a period of three years unless specified conditions are met. The WBCL defines a “business combination” as including certain mergers or interest exchanges, sales of assets, issuances of stock or rights to purchase stock and other related party transactions. An “interested stockholder” is a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. During the initial three-year period after a person becomes an interested stockholder in a Wisconsin corporation, with some exceptions, the WBCL prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock by the interested stockholder prior to the acquisition date. Following this three-year period, the WBCL also prohibits a business combination with an interested stockholder unless:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder;

•	the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

Sections 180.1130 to 180.1133 of the WBCL govern certain mergers or interest exchanges between public Wisconsin corporations and significant shareholders, and sales of all or substantially all of the assets of public Wisconsin corporations to significant shareholders. These transactions must be approved by 80% of all shareholders and two-thirds of shareholders other than the significant shareholder, unless the shareholders receive a statutory “fair price.” Section 180.1130 of the WBCL generally defines a “significant shareholder” as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, or an affiliate of the corporation who beneficially owned 10% or more of the voting power of the then outstanding shares within the last two years.

Section 180.1150 of the WBCL provides that in particular circumstances the voting power of shares of a public Wisconsin corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power these excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of the restoration. This voting restriction does not apply to shares acquired directly from the corporation.

Section 180.1134 of the WBCL requires shareholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a Wisconsin corporation’s stock. Shareholder approval is required for the acquisition of more than 5% of the corporation’s stock at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation.

Limitations of Directors’ Liability and Indemnification

Our second amended and restated bylaws provide that, to the fullest extent permitted or required by Wisconsin law, we will indemnify all of our directors and officers, any trustee of any of our employee benefit plans, and person who is serving at our request as a director, officer, employee or agent of another entity, against certain liabilities and losses incurred in connection with these positions or services. We will indemnify these parties to the extent the parties are successful in the defense of a proceeding and in proceedings in which the party is not successful in defense of the proceeding unless, in the latter case only, it is determined that the party breached or failed to perform his or her duties to us and this breach or failure constituted:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

Our second amended and restated bylaws provide that we are required to indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent required or permitted by Wisconsin law. Additionally, our second amended and restated bylaws require us under certain circumstances to advance reasonable expenses incurred by a director or officer who is a party to a proceeding for which indemnification may be available.

Wisconsin law further provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Wisconsin law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Under Wisconsin law, a director is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it is proved that the director’s conduct constituted conduct described in the bullet points above. In addition, we maintain directors’ and officers’ liability insurance that will insure against certain liabilities, subject to applicable restrictions.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “OESX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue other warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each shareholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2022;

•	our Definitive Proxy Statement on Schedule 14A filed June 21, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022, September 30, 2022, and December 31, 2022;

•	our Current Reports on Form 8-K filed August 3, 2022, August 8, 2022, November 14, 2022, January 4, 2023, and January 30, 2023; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed March 31, 2010, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Investor Relations

Orion Energy Systems

2210 Woodland Drive

Manitowoc, WI 54220

(800) 660-9340

You can also find these filings on our website at www.orionlighting.com. We are not incorporating the information on our website other than these filings into this prospectus. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our shareholders; (vi) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise, or (vii) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers engaged by us to participate in the resales.

Each series of securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

At Market Issuance Sales Agreement

We have entered into an At Market Issuance Sales Agreement, dated March 26, 2021 (“Sales Agreement”), with B. Riley Securities, Inc. (the “Sales Agent”), under which we may issue and sell our common stock from time to time through or to the Sales Agent acting as sales agent or principal, subject to certain limitations, including the dollar value of securities registered and remaining available for sale under the registration statement to which the offering relates. As of the date of this prospectus, we have not sold any shares of common stock pursuant to the Sales Agreement and we may never elect to sell any shares of common stock pursuant to the Sales Agreement.

Sales of our common stock, if any, under this prospectus and any accompanying prospectus supplement may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Sales Agent will offer our common stock, subject to the terms and conditions of the Sales Agreement, as agreed upon by us and the Sales Agent. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares proposed to be issued, the dates on which such sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligation of the Sales Agent under the Sales Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent a commission for its services in acting as agent in the sale of our common stock. The Sales Agent will be entitled to a commission equal to 2.75% of the gross proceeds from each sale of common stock under the Sales Agreement. In addition, we reimbursed and agreed to reimburse the Sales Agent for certain fees and disbursements to its legal counsel in connection with (i) entering into the transactions contemplated by the Sales Agreement in an amount that did not exceed $50,000 in the aggregate, and (ii) ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter, provided that such fees shall only be incurred and payable in quarters during which sales are being made by the Sales Agent pursuant to a placement notice.

We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $250,000.

The amount of net proceeds we will receive from the offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

Settlement for sales of our common stock will generally occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or a prospectus supplement, or (ii) termination of the Sales Agreement as provided therein.

The Sales Agent and its affiliates are currently providing, and may in the future provide, various investment banking and other financial services for us, for which services they have received and will continue to receive customary fees. In addition, in the ordinary course of their various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments issued by us. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed as an exhibit to a report filed under the Exchange Act with the SEC and is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of March 31, 2022 and 2021 and for each of the three years in the period ended March 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Orion Energy Systems, Inc.

     Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Managing Underwriter

Craig-Hallum

    , 2026